UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2019

SANDRIDGE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33784	20-8084793
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma

(Address of principal executive offices)

(405) 429-5500

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On May 30, 2019, SandRidge Energy, Inc. (“SandRidge” or the “Company”) determined to effect the separation of employment of Philip T. Warman from his position as Executive Vice President, General Counsel and Corporate Secretary of the Company, effective June 14, 2019. In connection with such separation, on May 30, 2019, the Company entered into a separation agreement substantially in the form of that attached to the 2015 Form of Employment Agreement for Executive Vice Presidents and Senior Vice Presidents filed with the Securities Exchange Commission on Form 10-Q on November 5, 2015 with the following material severance terms, which are in lieu of the severance terms provided under the employment agreement between Mr. Warman and the Company:

•	A lump sum cash payment equal to $800,000;

•	Immediate vesting of all outstanding awards granted under the 2016 Omnibus Incentive Plan;

•	A cash payment equal to 30 days of accrued and unused paid time off; and

•

Coverage for 12-months under the Company’s group health plan per the provisions of the Consolidated Omnibus Budget Reconciliation Act beginning upon the expiration of the Executive’s coverage in connection with his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.

Dated: June 5, 2019	By:	/s/ Paul D. McKinney
Paul D. McKinney
President and Chief Executive Officer